     As filed with the Securities and Exchange Commission on May 8, 1995
                                                Registration No. 33-_________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                              _________________


                                  Form S-8
                           REGISTRATION STATEMENT
                                    Under
                         THE SECURITIES ACT OF 1933

                              _________________


                               TEKTRONIX, INC.
           (Exact name of registrant as specified in its charter)

                              _________________

            OREGON                                      93-0343990
(State or other jurisdiction                           (IRS Employer
of incorporation or organization)                   Identification No.)

26600 SW Parkway
Wilsonville, Oregon                                     97070-1000
(Address of Principal                                   (Zip Code)
Executive Offices)

                              _________________

                               Tektronix, Inc.
                            Stock Incentive Plan
                               Tektronix, Inc.
               Non-Employee Directors Stock Compensation Plan
                            (Full title of plans)

                               John P. Karalis
             Vice President, Corporate Development and Secretary
                               Tektronix, Inc.
                              26600 SW Parkway
                         Wilsonville, OR  97070-1000
                   (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (503) 627-7111

                                  Copy to:

                             Margaret Hill Noto
                       Stoel Rives Boley Jones & Grey
                       900 SW Fifth Avenue, Suite 2300
                         Portland, Oregon 97204-1268

                      CALCULATION OF REGISTRATION FEE
___________________________________________________________________________
                                      Proposed      Proposed
                                       Maximum       Maximum      Amount
     Title of            Amount       Offering      Aggregate       of
     Securities           to Be       Price Per     Offering   Registration
  to Be Registered     Registered     Share(1)      Price(1)        Fee
___________________________________________________________________________
Common Shares    1,512,000 Shares(2)  $45.495      $68,788,440   $23,721
no par value
___________________________________________________________________________

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The calculation of the registration fee is based on the average of the high and low prices of the Common Shares on the New York Stock Exchange on May 2, 1995 as reported in The Wall Street Journal.
                                            _______________________

(2) Includes 1,500,000 Shares to be issued pursuant to the registrant's Stock Incentive Plan. Also includes 12,000 shares purchased or that may be purchased in the market for purposes of the registrant's Non-Employee Directors Stock Compensation Plan, which shares are registered for resale under this registration agreement. A separate prospectus prepared in accordance with the requirements of Form S-3 for use in connection with the resale by persons who may be deemed affiliates of the registrant of shares acquired under these plans is included in this Registration Statement.
_________________________________________________________________________

PROSPECTUS



                        TEKTRONIX, INC.





THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




        The Common Shares of Tektronix, Inc. (the "Company" or
"Tektronix") offered hereby (the "Shares") may be sold by certain shareholders of the Company (the "Selling
Shareholders"). The Company will not receive any of the proceeds from the offering.

        The Common Shares of the Company are traded on the New York Stock Exchange and Pacific Stock Exchange. On May 5, 1995, the closing price for the Common Shares as reported in The Wall Street Journal was $_____ per
                                 _______________________
share.

        The Shares may be offered or sold from time to time by the Selling Shareholders at market prices then prevailing, in negotiated transactions or otherwise. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. See "Plan of Distribution."

                   ________________________

        No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus. This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made.

                   ________________________

        Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as to which information has been given herein.
                   ________________________

        The date of this Prospectus is May 8, 1995.

                          THE COMPANY

          Tektronix, an Oregon corporation, was organized in 1946 and manufactures and sells electronic equipment. The Company's principal executive offices are located at 26600 SW Parkway, Wilsonville, Oregon 97070. Its telephone number is
(503) 627-7111. References herein to "Tektronix" or the "Company" are to Tektronix, Inc. and its wholly-owned subsidiaries unless the context indicates otherwise.


                     AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files periodic reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements, and other information concerning the Company may be inspected and copies may be obtained at prescribed rates at the offices of the SEC, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, as well as at the following regional offices: 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Company has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and the exhibits thereto, which are available for inspection at no fee at the public reference section of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549.

          The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request to John P. Karalis, Secretary, Tektronix, Inc., Corporate Headquarters, 26600 SW Parkway, Wilsonville, Oregon 97070-1000, telephone (503) 627-7111, copies of any and all of the information that has been incorporated by reference into this Prospectus, other than exhibits to such information unless such exhibits are specifically incorporated by reference therein. The information relating to the Company contained in this Prospectus does not purport to be comprehensive and should be read together with the information contained in the documents or portions of documents incorporated by reference into this Prospectus.

                     SELLING SHAREHOLDERS

          The following table sets forth certain information provided to the Company by the Selling Shareholders.

                     Common Shares          Additional
                     beneficially          Common Shares      Common Shares
Names of Selling     owned as of            Subject to       offered by this
Shareholders(1)  April 1, 1995(2)(3)(4)     Options(5)          Prospectus
________________ ______________________    _____________     ______________
Roy D. Barker          50,289 (6)             27,000             76,700
Daniel W. Castles      34,398 (7)             21,500             55,000
John P. Karalis        73,328 (8)             16,500             89,000
Richard I. Knight      39,385 (9)              2,500             41,136
Rudi Lamprecht          9,000 (10)            40,500             49,500
Jerome J. Meyer       329,132 (11)            37,500            365,427
Carl W. Neun          156,472 (12)            62,500            218,210
Daniel Terpack         49,255 (13)            40,500             89,000
Timothy E.
  Thorsteinson         58,990 (14)            12,750             70,750
John W. Vold           33,676 (15)            18,500             51,100
Lucie J. Fjeldstad     28,034 (16)            75,000            103,034
A. Gary Ames            2,003                   0                 2,003
Paul E. Bragdon         3,011 (17)              0                 2,411
Paul C. Ely, Jr.        4,329 (18)              0                 1,829
A.M. Gleason              911                   0                   911
Wayland R. Hicks        1,961                   0                 1,961
Keith R. McKennon       2,571                   0                 1,571
Merrill A. McPeak         986                   0                   986
Jean Vollum           888,233 (19)              0                 2,411
William D. Walker     115,000 (20)              0                12,411

________

(1) All of the Selling Shareholders are directors or executive officers of the Company.

(2) Unless otherwise indicated, each individual has sole voting and investment power with respect to these shares.

(3) Pursuant to rules of the Securities and Exchange Commission, includes shares that are subject to options that are exercisable or become exercisable within 60 days.

(4) Includes shares issued under the Company's Stock Compensation Plan for Non-Employee Directors, including unvested shares issued as follows: Messrs. Bragdon, Gleason and Walker and Mrs. Vollum, 483 shares each; Mr. Ames, 1,003 shares; Mr. Ely, 1,098 shares;
      Mr. Hicks, 785 shares; Mr. McKennon, 315 shares; and General McPeak, 986 shares.

(5) Represents shares that are subject to options that become exercisable in more than 60 days.

(6) Includes (i) stock options for 28,700 shares that are currently exercisable or become exercisable before June 1, 1995 under the Company's Stock Incentive Plan; (ii) 21,000 performance shares that are subject to forfeiture to the Company under certain conditions; and (iii) 589 shares held under the 401(k) Plan with respect to which Mr. Barker has voting but no investment power.

(7) Includes (i) stock options for 17,000 shares that are currently exercisable or become exercisable before June 1, 1995 under the Company's Stock Incentive Plan; (ii) 16,500 performance shares that are subject to forfeiture to the Company under certain conditions; and (iii) 898 shares held under the 401(k) Plan with respect to which Mr. Castles has voting but no investment power.

(8) Includes (i) stock options for 27,500 shares that are currently exercisable or become exercisable before June 1, 1995 under the Company's Stock Incentive Plan; (ii) 45,000 performance shares and bonus shares that are subject to forfeiture to the Company under certain conditions; and (iii) 828 shares held under the 401(k) Plan with respect to which Mr. Karalis has voting but no investment power.

(9) Includes (i) stock options for 32,300 shares that are currently exercisable or become exercisable before June 1, 1995 under the Company's Stock Incentive Plan; (ii) 5,000 performance shares that are subject to forfeiture to the Company under certain conditions; and (iii) 749 shares held under the 401(k) Plan with respect to which Mr. Knight has voting but no investment power.

(10) Includes (i) 9,000 performance shares and bonus shares that are subject to forfeiture to the Company under certain conditions.

(11) Includes (i) stock options for 162,500 shares that are currently exercisable or become exercisable before June 1, 1995 under the Company's Stock Incentive Plan; (ii) 100,000 performance shares and bonus shares that are subject to forfeiture to the Company under certain conditions; and (iii) 1,205 shares held under the 401(k) Plan with respect to which Mr. Meyer has voting but no investment power.

(12) Includes (i) stock options for 87,500 shares that are currently exercisable or become exercisable before June 1, 1995 under the Company's Stock Incentive Plan; (ii) 64,667 performance shares and bonus shares that are subject to forfeiture to the Company under certain conditions; and (iii) 762 shares held under the 401(k) Plan with respect to which Mr. Neun has voting but no investment power.

(13) Includes (i) stock options for 27,500 shares that are currently exercisable or become exercisable before June 1, 1995 under the

      Company's Stock Incentive Plan; (ii) 21,000 performance shares that are subject to forfeiture to the Company under certain conditions; and (iii) 755 shares held under the 401(k) Plan with respect to which Mr. Terpack has voting but no performance power.

(14) Includes (i) stock options for 12,000 shares that are currently exercisable or become exercisable before June 1, 1995 under the Company's Stock Incentive Plan; (ii) 45,000 performance shares and bonus shares that are subject to forfeiture to the Company under certain conditions; and (iii) 990 shares held under the 401(k) Plan with respect to which Mr. Thorsteinson has voting but no investment power.

(15) Includes (i) stock options for 12,000 shares that are currently exercisable or become exercisable before June 1, 1995 under the Company's Stock Incentive Plan; (ii) 13,500 performance shares that are subject to forfeiture to the Company under certain conditions; and (iii) 1,076 shares held under the 401(k) Plan with respect to which Mr. Vold has voting but no investment power.

(16) Includes (i) 28,000 bonus shares that are subject to forfeiture to the Company under certain conditions; and (ii) 34 shares held under the 401(k) Plan with respect to which Mrs. Fjeldstad has voting but no investment power.

(17)  Includes 600 shares owned by Mr. Bragdon jointly with his wife.

(18)  Includes 2,829 shares held in trust for Mr. Ely.

(19) Includes (i) 860,233 shares held in trust for Mrs. Vollum, with Mrs. Vollum as trustee with sole investment and voting power; and
      (ii) 28,000 shares held in trust for a member of Mrs. Vollum's family, with Mrs. Vollum as the sole trustee, for which Mrs. Vollum disclaims beneficial ownership.

(20) Includes (i) 200 shares held by Mr. Walker's wife, with respect to which Mr. Walker disclaims beneficial ownership, as well as 53,359 shares held in trust for members of Jean Vollum's family, with Mr. Walker as one of three trustees, with respect to which Mr. Walker disclaims beneficial ownership; and (ii) stock options for 10,000 shares that are currently exercisable or become exercisable before June 1, 1995 under the Company's Stock Incentive Plan.

                     PLAN OF DISTRIBUTION

          The Shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be on stock exchanges (including the New York and Pacific Stock Exchanges) or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods: (a) block trades in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal, in a market maker capacity or otherwise, and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to the sale. The Selling Shareholders, such brokers or dealers, and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "1933 Act") in connection with such sales.

          Upon the Company being notified by a Selling
Shareholder that any material arrangement has been entered into with a broker or dealer for the sale of Shares through a block trade or any other purchase by a broker or dealer as principal, other than a purchase as a market maker in an ordinary trading transaction, a supplemented prospectus will be filed, if required, pursuant to Rule 424 under the 1933 Act, disclosing
(i) the name of such Selling Shareholder and of the participating brokers or dealers, (ii) the number of Shares involved, (iii) the price at which such Shares will be sold,
(iv) the commission paid or discounts or concessions allowed to such brokers or dealers, where applicable, (v) that such brokers or dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, and (vi) other facts material to the transaction.


        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the SEC are incorporated herein by reference:

     1. The Company's latest Annual Report on Form 10-K filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

     2. All other reports filed pursuant to Section 13 or 15(d) of the 1934 Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in paragraph 1 above; and

     3. The description of the Common Shares contained in the Company's registration statement under section 12 of the 1934 Act including any amendment or report updating such description.

          All reports and other documents subsequently filed by the Company pursuant to sections 13(a), 13(c), 14, and 15(d) of the 1934 Act prior to the termination of the offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

                            EXPERTS

          The consolidated financial statements and the related consolidated financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended May 28, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference (which express an unqualified opinion and includes an explanatory paragraph relating to a change in method) in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                            PART II

      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents By Reference.
          _______________________________________

          The following documents filed by Tektronix, Inc. (the
"Company") with the Securities and Exchange Commission are incorporated herein by reference:

          (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

          (b)  All other reports filed pursuant to Section
     13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

          (c) The description of the authorized capital stock of the Company contained in the Company's registration statement filed under section 12 of the Securities
     Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

          All reports and other documents subsequently filed by the Company pursuant to sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.   Description of Securities.
          _________________________

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.
          ______________________________________

          Not Applicable.

Item 6.   Indemnification of Directors and Officers.
          _________________________________________

          The Oregon Business Corporation Act (the "Oregon Act") permits a corporation to include a provision in its articles of incorporation that eliminates personal liability of directors to the Company and its shareholders for monetary damages for conduct as directors, except that no such provision may eliminate or limit a director's liability for (a) breach of the director's duty of loyalty in the Company or its shareholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(c) an unlawful payment of a dividend or repurchase of stock or
(d) any transaction from which the director derived an improper personal benefit. The Company's Restated Articles of Incorporation, as amended (the "Restated Articles"), limit the personal liability of directors to the Company and its shareholders for monetary damages for conduct as directors to the fullest extent permitted by the Oregon Act.

          The Oregon Act and the Company's Restated Articles and Bylaws, as amended (the "Bylaws"), contain provisions regarding indemnification of directors and officers. In addition, certain directors and officers have entered into indemnity agreements (the "Indemnity Agreements") with the Company. The general effect of the Oregon Act, the Restated Articles, the Bylaws and the Indemnity Agreements can be summarized as follows:

     (a) The Oregon Act provides that a director or officer who has been or is threatened to be made a defendant in a legal proceeding because that person is or was a director or officer of a corporation (1) shall be indemnified by the corporation for reasonable expenses of such litigation when the director or officer is wholly successful on the merits or otherwise, (2) may be indemnified by the corporation for expenses, judgments, fines, penalties and amounts paid in settlement of such litigation (other than a derivative suit), even if the director or officer is not successful on the merits or otherwise, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful) and (3) may be indemnified by the corporation for expenses of a derivative suit (a proceeding by or in the right of the corporation), even if the director or officer is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that the director or officer is not adjudged liable to the corporation. The indemnification described in clauses (2) and (3) above may be made only upon a determination by (a) a majority of a quorum of disinterested directors or a committee of disinterested directors, (b) independent legal counsel or (c) the shareholders that indemnification is proper because the applicable standard of conduct has been met. The Oregon Act authorizes the advancement of litigation expenses to a director or officer upon receipt of a written affirmation of the director's or officer's good faith belief that the standard of conduct has been met and an undertaking by such director or officer to repay such expenses if it is ultimately determined that he or she is not entitled to be indemnified. The Oregon Act authorizes a court to award additional indemnification.
The Oregon Act also authorizes a corporation to provide officers' and directors' liability insurance and provides that statutory indemnification rights are not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, board action, vote of shareholders or otherwise.

     (b) The Company's Restated Articles and Bylaws provide that the Company shall indemnify to the fullest extent then permitted by law a person who is made a party to an action, suit or proceeding, whether civil, criminal, administrative or otherwise (including a derivative action) because that person
(1) is or was a director or officer of the Company or (2) is or was serving at the request of the Company as a director or officer of another corporation, partnership or enterprise. The indemnity shall extend to all expenses, amounts paid in settlement, judgments and fines incurred by the director or officer.

     (c) The Company has entered into Indemnity Agreements with certain directors and officers, which require the Company to indemnify the officer or director to the fullest extent permitted by law. The Indemnity Agreements also alter or clarify the statutory indemnity in the following respects, subject to specified exceptions: (1) indemnity is explicitly provided for settlements in derivative actions, (2) prompt indemnification is required unless a determination is made that the director or officer has not met the required standard, (3) indemnification is provided with respect to a proceeding involving a claim for breach of fiduciary duty and (4) prompt advancement of expenses is required upon receipt of an undertaking that the director or officer will repay such amounts if it is ultimately determined that he or she is not entitled to indemnification, unless a determination is made that the director or officer has not met the required standard.

          The Company has obtained insurance protecting officers and directors against certain liabilities which they may incur in their capacities as such.

Item 7.   Exemption From Registration Claimed.
          ___________________________________

          Not applicable.

Item 8.   Exhibits.
          ________

        4A Restated Articles of Incorporation, as amended, of the Company. Incorporated by reference to Exhibit (3) to the Company's Form 10-Q dated
               September 28, 1990, SEC File No. 1-4837.

        4B     Bylaws, as amended, of the Company.
               Incorporated by reference to Exhibit (3) to the Company's Form 10-Q for the 13 weeks ended
               February 25, 1995, SEC File No. 1-4837.

        5      Opinion of Counsel.

       23      Independent Auditors' Consent.

       24      Power of Attorney.

Item 9.   Undertakings.
          ____________

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by
          section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
     (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilsonville, State of Oregon, on April 6, 1995.

                         TEKTRONIX, INC.


                         By  CARL W. NEUN
                           ____________________________________
                             Carl W. Neun
                              Vice President and
                              Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 6th day of April, 1995.

          Signature                               Title
          _________                               _____

(1)  Principal Executive Officer:

    *JEROME J. MEYER                    Chairman and Chief
     ____________________________       Executive Officer and
     Jerome J. Meyer                    Director


(2)  Principal Financial and
     Accounting Officer:

     CARL W. NEUN                       Vice President
     ____________________________       and Chief Financial
     Carl W. Neun                       Officer


(3)  Directors:

    *A. GARY AMES                       Director
     ____________________________
     A. Gary Ames

    *PAUL E. BRAGDON                    Director
     ____________________________
     Paul E. Bragdon

    *PAUL C. ELY, JR.                   Director
     ____________________________
     Paul C. Ely, Jr.

    *A.M. GLEASON                       Director
     ____________________________
     A.M. Gleason

    *WAYLAND R. HICKS                   Director
     ____________________________
     Wayland R. Hicks

    *KEITH R. McKENNON                  Director
     ____________________________
     Keith R. McKennon

    *MERRILL A. McPEAK                  Director
     ____________________________
     Merrill A. McPeak

    *JEAN VOLLUM                        Director
     ____________________________
     Jean Vollum

    *WILLIAM D. WALKER                  Director
     ____________________________
     William D. Walker


    *By CARL W. NEUN
        _________________________
        Carl W. Neun, Attorney-in-fact

                         EXHIBIT INDEX

                                                     Sequential
Exhibit                                                 Page
Number         Document Description                    Number
_______        ____________________                  __________

   4A          Restated Articles of Incorporation,     ___
               as amended, of the Company.
               Incorporated by reference to
               Exhibit (3) to the Company's Form
               10-Q dated September 28, 1990,
               SEC File No. 1-4837.

   4B          Bylaws, as amended, of the Company.     ___
               Incorporated by reference to
               Exhibit (3) to the Company's Form
               10-Q for the 13 weeks ended
               February 25, 1995, SEC File No.
               1-4837.

    5          Opinion of Counsel.

   23          Independent Auditors' Consent.

   24          Power of Attorney.